UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

64 Knightsbridge, London England SW1X 7JF, UK
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 44-207-590-9630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 12, 2008, we entered into a loan agreement with EuroEnergy Growth Capital S.A. for the $450,000 loan that EuroEnergy Growth Capital S.A. provided us on May 30, 2008. Pursuant to the loan agreement, we agreed to pay the principal and interest to EuroEnergy Growth Capital S.A. in full by August 31, 2008. However, if we have cash available from our operations or raise funds from any third party in a private placement of equity or debt of at least $1,000,000, we agreed to use the net proceeds from such events to repay the principal and interest then outstanding. The loan bears interest at 12% per annum, calculated annually. The loan is secured by all of our assets.

On June 23, 2008, pursuant to the loan agreement, we issued to EuroEnergy Growth Capital S.A. 150,000 restricted shares of our common stock as additional compensation for the loan.

We issued above shares of our common stock to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

The foregoing descriptions of the loan agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the loan agreement, which is incorporated herein by reference hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Loan Agreement with EuroEnergy Growth Capital S.A. dated June 12, 2008 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alexander Craven
Alexander Craven
Vice President, Finance

June 26, 2008